Exhibit 99.1

Infinera to Announce First Quarter 2020 Financial Results
on May 12, 2020

Sunnyvale, Calif. – April 30, 2020 – Infinera Corporation (NASDAQ: INFN) announced today that it will release its financial results for the first quarter of fiscal 2020 ended March 28, 2020 after the market closes on May 12, 2020.

An investment community conference call to discuss these results and Infinera’s outlook for the second quarter of fiscal 2020 will be held the same day at 5:00 p.m. ET/2:00 p.m. PT and will be accessible live and on an archived basis as follows:

Fiscal First Quarter 2020 Financial Results Conference Call and Webcast
Date: Tuesday, May 12, 2020
Time: 5:00 p.m. ET/2:00 p.m. PT
Audio Webcast: investors.infinera.com, under “Events”
Live Dial-in: +1 (866) 373-6878 (Toll Free); +1 (412) 317-5101 (International)
Ask to join the Infinera call.

We encourage those who plan to dial into the conference call to use the following link to pre-register: http://dpregister.com/10142972. Callers who pre-register will be given dial-in instructions and receive a unique PIN via email to gain immediate access to the call.

Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:

Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Nancy Erba Tel. +1 (408) 543-8231 ir@infinera.com

About Infinera
Infinera is a global supplier of innovative networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. The Infinera end-to-end packet-optical portfolio delivers industry-leading economics and performance in long-haul, subsea, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter @Infinera, and read our latest blog posts at www.infinera.com/blog.

Infinera and the Infinera logo are registered trademarks of Infinera Corporation.